UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603) 880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Thomas Kubis Employment Agreement
Ex-10.2 Thomas Kubis Change of Control & Severance Agreement
Ex-10.3 Todd McKeown Employment Agreement
Ex-10.4 Todd McKeown Change of Control & Severance Agreement
Ex-99.1 Press Release dated August 17, 2006

Item 1.01. Entry into a Material Definitive Agreement
     As discussed below in Item 5.02, on August 17, 2006, Nashua Corporation, a Massachusetts corporation (the “Company”), announced that Todd McKeown will join the Company as Vice President of Sales and Marketing, and Thomas Kubis, formerly Vice President of Manufacturing for the Company’s Label Products segment, was named Vice President of Operations.
Kubis Agreement
     The Company entered into an employment agreement with Thomas Kubis on August 21, 2006. Pursuant to the employment agreement, Mr. Kubis’ annual base salary will be $180,000. For 2006, Mr. Kubis will continue to participate in the Company’s Management Incentive Plan, which provides for a cash award of 22% of his annual base salary based upon the achievement of certain plan goals. Beginning January 1, 2007, Mr. Kubis will be entitled to an annual cash bonus of up to 40% of his annual base salary, based upon the achievement of certain plan goals established by the Company’s chief executive officer. Mr. Kubis’ employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     The Company also entered into a change of control and severance agreement with Mr. Kubis on August 21, 2006. The change of control agreement provides that if, within one year after a change of control of the Company, the Company terminates Mr. Kubis’ employment without cause or Mr. Kubis terminates his employment for good reason, in each case as defined in the change of control agreement, Mr. Kubis would be entitled to receive severance pay equal to the sum of his accrued but unpaid base salary and vacation pay, plus the sum of his annual salary and annual bonus. Additionally, if the Company terminates Mr. Kubis’ employment without cause prior to a change of control of the Company or more than one year after a change of control, Mr. Kubis would be entitled to receive salary continuation and certain benefits for a period of one year. Mr. Kubis’ change of control agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     Mr. Kubis will also be granted an award of 15,000 shares of restricted stock pursuant to the Company’s 2004 Value Creation Incentive Plan. The restricted stock award will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on the Nasdaq Global Market over a 40-consecutive trading day period ending on August 21, 2009. The restricted stock award will vest as to (1) 33% of the shares if the average price for the 40-day trading period is equal to or greater than $13.00 and less than $14.00, (2) 66% of the shares if the average price for the 40-day trading period is equal to or greater than $14.00 and less than $15.00 and (3) 100% of the shares if the average price for the 40-day trading period is equal to or greater than $15.00. Additionally, if Mr. Kubis’ employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Creation Incentive Plan, during the one-year period before August 21, 2009, and one of the price targets is met as of August 21, 2009, a portion of the restricted shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that Mr. Kubis was employed by the Company. Any shares that have not vested on or before August 21, 2009, will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of Mr. Kubis’ employment with the Company, other than for cause as described above, or upon death or disability.
McKeown Agreement
     The Company has entered into an employment agreement with Todd McKeown which will become effective on September 1, 2006. Pursuant to the employment agreement, Mr. McKeown’s annual base salary will be $250,000. Additionally, beginning on January 1, 2007, Mr. McKeown will be entitled to an annual cash bonus of up to 60% of his annual base salary, based upon the achievement of certain plan goals established by the Company’s chief executive officer. Mr. McKeown’s employment agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     The Company has also entered into a change of control and severance agreement with Mr. McKeown effective on September 1, 2006. The change of control agreement will provide that if, within one year after a change of control of the Company, the Company terminates Mr. McKeown’s employment without cause or Mr. McKeown terminates his employment for good reason, in each case as defined in the change of control agreement, Mr. McKeown would be entitled to receive severance pay equal to the sum of his accrued but unpaid base salary and vacation pay, plus the sum of his annual salary and annual bonus. Additionally, if the Company terminates Mr. McKeown’s employment without cause prior to a change of control of the Company or more than one year after a change of control, Mr. McKeown would be entitled to receive salary continuation and certain benefits for a period of one year. Mr. McKeown’s change of control agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     Mr. McKeown will also be granted an award of 15,000 shares of restricted stock pursuant to the Company’s 2004 Value Creation Incentive Plan. The restricted stock award will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on the Nasdaq Global Market over a 40-consecutive trading day period ending on September 1, 2009. The restricted stock award will vest as to (1) 33% of the shares if the average price for the 40-day trading period is equal to or greater than $13.00 and less than $14.00, (2) 66% of the shares if the average price for the 40-day trading period is equal to or greater than $14.00 and less than $15.00 and (3) 100% of the shares if the average price for the 40-day trading period is equal to or greater than $15.00. Additionally, if Mr. McKeown’s employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Creation Incentive Plan, during the one-year period before September 1, 2009, and one of the price targets is met as of September 1, 2009, a portion of the restricted shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that Mr. McKeown was employed by the Company. Any shares that have not vested on or before September 1, 2009, will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of Mr. McKeown’s employment with the Company, other than for cause as described above, or upon death or disability.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On August 17, 2006, the Company announced that Thomas Kubis will be appointed as Vice President of Operations effective August 21, 2006. From May 2004 to August 2006, Mr. Kubis served as Vice President of Manufacturing for the Company’s Label Products segment. From July 2003 to May 2004, Mr. Kubis served as Vice President of Manufacturing for the Label Products division in Tennessee. From August 1996 to July 2003, Mr. Kubis served as Plant Manager, Label Manufacturing Division, at Wallace Computer Services, a subsidiary of Moore Corporation Limited (predecessor of R.R. Donnelley & Sons Company).
     Also on August 17, 2006, the Company announced that Todd McKeown will be appointed as Vice President of Sales and Marketing effective September 1, 2006. From February 2005 to June 2006, Mr. McKeown was Vice President of Sales and Marketing for Interlake Material Handling, a manufacturer of storage rack products. From January 2004 to November 2004, Mr. McKeown served as Senior Vice President of Sales for Moore Wallace North America, a label and printing company and a subsidiary of R.R. Donnelley & Sons Company, a provider of print and related services. From February 2003 to January 2004, Mr. McKeown was Area Vice President for Moore Wallace North America. From 2001 to February 2003, he was Vice President of Corporate Accounts for Wallace Computer Services.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
     A copy of the press release issued by the Company on August 17, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: August 22, 2006	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, by and between the Company and Thomas Kubis, dated as of August 21, 2006.

10.2	Change of Control and Severance Agreement, by and between the Company and Thomas Kubis, dated as of August 21, 2006.

10.3	Employment Agreement, by and between the Company and Todd McKeown, dated as of September 1, 2006.

10.4	Change of Control and Severance Agreement, by and between the Company and Todd McKeown, dated as of September 1, 2006.

99.1	Press Release issued by the Company on August 17, 2006.